Exhibit 10.17

PROMISSORY NOTE

Principal Amount: $59,710.08

Date: March 31, 2023

New York, New York

On demand, for valuable consideration given to Mountain Crest Acquisition Corp. IV (hereinafter “Maker”), Maker does hereby promise to pay to UHY Advisors/UHY LLP, (hereinafter “Holder”), at 1185 Avenue of the Americas, 38th Floor, New York, NY 10036, the principal sum of Fifty Nine Thousand Seven Hundred Ten and 08/100 dollars ($59,710.08), plus interest applied monthly on any un-paid balance at the rate of eight (8%) percent per year until fully paid per the payment terms specified in this note.

Said sum represents the un-paid balance due incurred by Maker for services provided by Holder as evidenced by UHY LLP invoices 550419010, 550422372, 550423250, 550424032, 550425025, and 550426703 and UHY Advisors invoice 620425666. If $59,710.08 is paid in full on this Note no later than July 31, 2023, all accrued finance charges on this promissory note will be forgiven.

If the sum of payments of $59,710.08 is not received timely, per the above conditions, the un-paid balance of the $59,710.08 principal plus accrued interest will be immediately due and all payments made on this Note will be first applied to accrued interest charges and then to principal and the note will be in default; and Maker waives presentment, demand, notice of protest, non-payment and dishonor.

EVENTS OF DEFAULT/ACCELERATION. If any of the following events occur:

1.	TIME IS OF THE ESSENCE WITH REGARD TO PAYMENT. If any payment or principal called for in this Promissory Note is not received upon the due date, or if any check shall be returned by Maker’s bank for any reason whatsoever, such activity shall constitute default of Maker in the terms of this Promissory Note. Upon such a default, the Holder may, at its option and without notice to any other, declare the entire unpaid principal balance due and payable, together with interest at the highest legal rate available in the State of New York, and together with reimbursement of all costs and actual attorney fees incurred in the collection thereof. Upon such a default and acceleration, interest shall begin on the accelerated balance due from the first day of such default until paid in full. In the event of default, the Holder shall have the right to exercise any and all legal remedies available to the Holder.

2.	Should the Maker be adjudicated a bankrupt or be declared insolvent, or make a general assignment for the benefit of creditors, or should any Receiver or Trustee be appointed for the business or property of the Maker; then the Holder may, at its option and without notice to any other, declare the entire unpaid principal balance due and payable, together with interest at the highest legal rate available in the State of New York, and together with reimbursement of all costs and actual attorney fees incurred in the collection thereof. Upon such a default and acceleration, interest shall begin on the accelerated balance due from the first day of such default until paid in full. In the event of default, the Holder shall have the right to exercise any and all legal remedies available to the Holder.

WAIVER. No delay or omission on the part of the Holder in exercising any right shall operate as a waiver of such right or any other right under this Note. A waiver on one occasion shall not be construed as a bar to, or waiver of, any such right and/or remedy on any future occasion.

WAIVER OF PRESENTATION. Maker hereby waives presentation for payment, demand, notice on non- payment, protest, and all other demands and notices required by law (statutory or otherwise), expressly excepting all notices specified in the Promissory Note.

MISCELLANEOUS. This Note shall be binding on the Maker and its respective successors and shall inure to the benefit of the Holder, its successors and assigns. This Note is delivered in the State of New York and is governed by New York law. Section headings are for the convenience of reference only and shall not affect the interpretation of the Note.

In WITNESS THEREOF, Maker has this 31st day of March 2023, signed on its behalf.

Principal amount due, $59,710.08

Dr. Suying Liu
Chief Executive Officer
Mountain Crest Acquisition Corp. IV
311 W 43rd St, 12th Floor
New York, NY 10036

Signature and date